Exhibit 3.1

GENERAL ENVIRONMENTAL MANAGEMENT, INC.

UNANIMOUS WRITTEN CONSENT OF THE
SOLE DIRECTOR

IN LIEU OF SPECIAL MEETING
April 10, 2021

The undersigned, being the sole member of the Board of Directors (the “Board”) of General Environmental Management, Inc., a Delaware corporation (the “Company”), do hereby consent to the following actions of the Company with the same force and effect as though the following preambles and resolutions were adopted at a Special Meeting of the Board of Directors duly called and held:

WHEREAS, the undersigned have considered the advisability of the Company entering into that certain merger with General Entertainment Ventures Inc., a Delaware corporation (“Newco GEVI”), pursuant to Section 251(g) of the Delaware General Corporate Law (“DGCL”) whereby Newco GEVI is the surviving entity (the “Transaction”);

WHEREAS, the undersigned have considered the advisability of the Company entering into that certain Merger Agreement, dated as of even date herewith, by and among the Company and Newco GEVI (the “Purchase Agreement”) to reflect the terms and conditions of the Transaction, a form of which has been submitted to review by the Board;

WHEREAS, in connection with the Transaction, the undersigned have considered the advisability of the Company filing a Certificate of Merger with the Secretary of State of Delaware (the “Certificate”) to effectuate the Transaction, a form of which has been submitted to review by the Board, to effectuate the Transaction; and

WHEREAS, the undersigned have reviewed the terms of the Purchase Agreement and the Certificate and deem it advisable and in the best interests of the Company to enter into the Purchase Agreement, to file the Certificate, and to effect and perform all transactions contemplated thereby.

NOW THEREFORE, BE IT RESOLVED, that the undersigned find the Transaction, the Purchase Agreement and the Certificate to be advisable and in the best interests of the Company and are hereby approved in all respects;

FURTHER RESOLVED, that the Purchase Agreement and the Certificate are hereby approved, adopted and consented to in all respects and the consummation of all other transactions contemplated thereby, and the performance of the Company’s obligations thereunder, be, and each hereby is approved, authorized, ratified and confirmed in all respects;

FURTHER RESOLVED, that Jason Tucker, President of the Company (the “Authorized Officer”), be, and hereby is, authorized, directed and empowered, in the name and on behalf of the Company, to enter into, execute and deliver any and all documents contemplated to be executed and delivered in connection herewith, including the Purchase Agreement, the Certificate and all ancillary documents related thereto;

FURTHER RESOLVED, that any and all other actions heretofore taken by the Authorized Officer of the Company, to execute and deliver any of the agreements authorized by the foregoing resolutions, or to take any of the actions authorized by the foregoing resolutions are hereby approved, ratified and confirmed in all respects as the valid and binding acts of the Company; and

FURTHER RESOLVED, that all actions, including any prior actions, taken by the Authorized Officer on behalf of the Company in connection with and in furtherance of the foregoing resolutions are hereby adopted, ratified, affirmed and approved in all respects as the valid and binding acts of the Company.

This Unanimous Written Consent, (i) shall constitute a waiver of any notice as may be required by the governing documents of the Company or applicable law; (ii) may be transmitted by electronic mail in portable document format (“PDF”) form, with each such counterpart or PDF signature constituting an original, and all of which together constituting one and the same original; and (iii) shall be effective for all purposes as of the first date set forth herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, the undersigned do hereby execute this Unanimous Written Consent as of the date first above written.

SOLE DIRECTOR Jason Tucker Jason Tucker

[SIGNATURE PAGE TO UWC OF GEVI TO NEWCO GEVI MERGER]

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Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"GENERAL ENVIRONMENTAL MANAGEMENT, INC.", A DELAWARE CORPORATION,

WITH AND INTO "GENERAL ENTERTAINMENT VENTURES INC." UNDER THE NAME OF “GENERAL ENTERTAINMENT VENTURES INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE ELEVENTH DAY OF MAY, A.D. 2021, AT 1:51 O`CLOCK P.M.

/s/ Jeffrey W. Bullock, Secretary of State

5739588 8100M	Authentication: 203182316
SR# 20211706548	Date: 05-12-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

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STATE OF DELAWARE

CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is General Entertainment Ventures Inc. , and the name of the corporation being merged into this surviving corporation is General Environmental Management, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is General Entertainment Ventures Inc. a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on upon filing.

SIXTH: The Agreement of Merger is on file at 16730 Creek Bend Drive Sugar Land, Texas 77478 , the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 27th day of April,A.D., 2021

By:	/s/ Jason Tucker
Authorized Officer

Name:	Jason Tucker
Print or Type

Title:	President

                   State of Delaware
                  Secretary of State
             Division of Corporations
         Delivered 01:51 PM 05/11/2021
          FILED 01:51 PM 05/11/2021
SR 20211706548 - File Number 5739588

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ACTION BY SOLE DIRECTOR
OF
GENERAL ENTERTAINMENT VENTURES INC.
a Delaware corporation

IN LIEU OF THE ORGANIZATIONAL MEETING

Under and in accordance with Section 141(f) of the Delaware General Corporation Law (the “DGCL”), the undersigned, constituting the sole member of the Board of Directors (the “Board”) of General Entertainment Ventures Inc., a Delaware corporation (the “Corporation”), and being entitled to vote upon the recitals and resolutions set forth on Annex A hereto, does hereby consent that such recitals and resolutions are deemed to be adopted to the same extent and to have the same force and effect as if such recitals and resolutions were adopted by unanimous vote at a special meeting of the Board duly called and held for the purpose of acting upon proposals to adopt such recitals and resolutions.

Dated: March 31, 2021

DIRECTOR: By: Jason Tucker Being the sole member of the Board of Directors of General Entertainment Ventures Inc.

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ANNEX A
TO
ACTION BY SOLE DIRECTOR
OF
GENERAL ENTERTAINMENT VENTURES INC.
a Delaware corporation

IN LIEU OF THE ORGANIZATIONAL MEETING

Incorporation

RESOLVED, that the Certificate of Incorporation of the Corporation attached hereto as Exhibit A (the “Certificate”), filed with the Delaware Secretary of State by the Incorporator in accordance with Section 108 of the DGCL on March 31, 2021, be, and the same hereby is, adopted, ratified and affirmed in all respects; and further

RESOLVED, that certified copies of the Certificate be inserted by the Secretary of the Corporation in the Corporation’s Minute Book; and further

RESOLVED, that all actions heretofore taken on behalf of the Corporation by the Incorporator or directors be, and they hereby are, ratified and affirmed as the authorized acts of the Corporation in all respects.

Bylaws

RESOLVED, that the Bylaws attached hereto as Exhibit B be, and the same hereby are, adopted as the Bylaws for use by this Corporation; and further

RESOLVED, that the Secretary of the Corporation elected herein be, and hereby is, authorized and directed, for and on behalf of the Corporation, to authenticate the Bylaws as such by executing a Certificate of Adoption of the Bylaws, to insert the Bylaws as certified in the Corporation’s Minute Book, and to see that a copy of the Bylaws similarly certified be kept at the principal office of the Corporation, as required by law.

Agent for Service of Process in Delaware

RESOLVED, that the office of Capitol Services, Inc., 1675 South State Street, Suite B, City of Dover, County of Kent, in the State of Delaware, be, and it hereby is, designated as the registered office of the Corporation within the State of Delaware; and further

RESOLVED, that Capitol Services be, and it hereby is, appointed as (a) the Resident Agent of the Corporation, in charge of the principal office in Delaware, (b) the custodian of the books required by law to be kept in that office and (c) the agent upon whom process against the Corporation may be served.

Principal Office

RESOLVED, that the principal executive office of the Corporation shall initially be at 16730 Creek Bend Drive, Sugar Land, Texas 77478, and may thereafter be at such location as the Board may deem appropriate (such approval not requiring any specific act of the Board).

Foreign Qualifications

RESOLVED, that for the purposes of authorizing the Corporation to do business in any state, territory or dependency of the United States or any other foreign country in which it is necessary or expedient for this Corporation to transact business, the proper officers of this Corporation are hereby authorized to appoint and substitute all necessary agents or attorneys for service of process, to designate and change the location of all necessary statutory offices and to make and file all necessary certificates, reports, powers of attorney and other instruments as may be required by the laws of such state, territory, dependency or country to authorize the Corporation to transact business therein.

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Books And Records; Corporate Seal

RESOLVED, that the Secretary of the Corporation be, and he hereby is, authorized and directed to procure all corporate books, books of account, share certificate books and other corporate indicia, including an appropriate corporate seal as specified in the Bylaws of the Corporation, required by applicable statute or necessary or appropriate in connection with the business of the Corporation.

Stock Certificates

RESOLVED, that the issuance of the common stock of the Corporation shall be uncertificated.

Designation of Depository

RESOLVED, that the Chief Executive Officer (if any), President, Chief Operating Officer (if any), Chief Financial Officer (if any), and Secretary of the Corporation be, and each hereby is, authorized:

(a)           To designate one or more banks or similar financial institutions as depositories of the funds of the Corporation;

(b)           To open, maintain and close general and special accounts with any such depositories;

(c)           To cause to be deposited, from time to time, in such accounts with any such depository, such funds of the Corporation as such officer deems necessary or advisable, and to designate or change the designation of the officer or officers or agent or agents of the Corporation authorized to make such deposits and to endorse checks, drafts and other instruments for deposit;

(d)           To designate, change or revoke the designation, from time to time, of the officer or officers or agent or agents of the Corporation authorized to sign or countersign checks, drafts or other orders for the payment of money issued in the name of the Corporation against any funds deposited in any of such accounts;

(e)           To authorize the use of facsimile signatures for the signing or countersigning of checks, drafts or other orders for the payment of money, and to enter into such agreements as banks and similar financial institutions customarily require as a condition for permitting the use of facsimile signatures; and

(f)            To make such general and special rules and regulations with respect to such accounts as they may deem necessary or advisable and to complete, execute and certify any customary printed blank signature card forms in order to exercise conveniently the authority granted by this resolution (and any resolutions printed on such cards are deemed adopted as a part of this resolution);

and further;

RESOLVED, that all form resolutions required from time to time by any such depository be, and they hereby are, adopted in such form used by such depository, and that the Secretary of the Corporation be, and hereby is, authorized to certify such resolutions as having been adopted by the Board at this meeting and that the Secretary be, and hereby is, directed to insert a copy of any such form resolutions in the Minute Book immediately following these resolutions; and further

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RESOLVED, that any such depository to which a certified copy of these resolutions has been delivered by the Secretary of the Corporation be, and it hereby is, authorized and entitled to rely upon such resolutions for all purposes until it shall have received written notice of the revocation or amendment of these resolutions adopted by the Board.

Fiscal Year

RESOLVED, that the fiscal year of the Corporation shall end on December 31 of each year.

Incorporation Expenses

RESOLVED, that the officers of this Corporation be, and they hereby are, authorized and directed to pay the expenses of the incorporation and organization of this Corporation.

Number of Directors

RESOLVED, that the number of directors which shall constitute the entire Board of Directors shall be at least one, but not more than five.

Election of Officers

RESOLVED, that the following individual be, and such person hereby is, elected to the offices of the Corporation set forth opposite such person’s name, to hold the offices until such person’s successor(s) has been duly elected and qualified, or until such person’s earlier death, resignation or removal:

Name	Offices
Jason Tucker	President
Jason Tucker	Secretary

Management Powers

RESOLVED, that the officers of the Corporation be, and they hereby are, authorized to sign and execute in the name of the Corporation all applications, contracts, leases and other deeds and documents or instruments in writing of whatsoever nature that may be required in the ordinary course of the business of the Corporation and that may be necessary to secure for operation of the corporate affairs, governmental permits and licenses for, and incidental to, the lawful operations of the business of the Corporation, and to do such acts and things as such officers deem necessary or advisable to fulfill such legal requirements as are applicable to the Corporation and its business.

Sale of Common Stock

RESOLVED, that subject to prior compliance with federal and state securities laws (the “Securities Laws”), the proper officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to sell an aggregate of 100 shares of its common stock, $0.0001 par value per share (“Common Stock”), to the following persons (each a “Founder” and collectively the “Founders”):

Name	Number of shares
General Environmental Management, Inc.	100

and further;

RESOLVED, that the sale and issuance of Common Stock to each of the Founders was for consideration equal to $0.0001 per share; and further

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RESOLVED, that the sale and issuance of Common Stock to each of the Founders shall be conditioned upon the receipt by the Corporation from each Founder of the purchase price of $0.0001 per share; and further

RESOLVED, that upon the issuance and sale in accordance with the foregoing resolutions, such shares of Common Stock shall be fully paid and nonassessable shares of the Corporation; and further

RESOLVED, that the appropriate officers of the Corporation be, and each of there hereby is, authorized and directed, for an on behalf of the Corporation, (a) to take all actions necessary to comply with the Securities Laws with respect to the above-described issuance of shares, (b) to thereafter issue on behalf of this Corporation, pursuant to the authorization above, the shares of Common Stock described above, and (c) to take such other action as they may deem necessary or appropriate to carry out the issuance of the shares and the intent of these resolutions.

Designation of Series A Convertible Preferred Stock

RESOLVED, that the officers of the Corporation be, and they hereby are, authorized to sign and execute in the name of the Corporation, and file with the Secretary of State of Delaware, the Series A Convertible Preferred Stock Designations attached hereto as Exhibit C, to designate and issue 10,000,000 shares of Series A Convertible Preferred Stock pursuant to the rights, interests and obligations contained in the Series A Convertible Preferred Stock Designations.

Ratification

RESOLVED, that any and all action taken in good faith by the officers and directors of the Corporation prior to the date hereof on behalf of the Corporation and in furtherance of the transactions contemplated by the foregoing resolutions are in all respects ratified, confirmed and approved by the Corporation as its own act and deed, and shall be conclusively deemed to be such corporate act and deed for all purposes.

Authorization of Further Actions

 RESOLVED, that the officers of the Corporation hereby are authorized and directed to execute any and all documents or instruments and to do and perform any and all such other acts and things that may deem necessary, appropriate or advisable to effect the purposes of each of the foregoing resolutions.

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EXHIBIT A

CERTIFICATE OF INCORPORATION

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EXHIBIT B

BYLAWS

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EXHIBIT C

SERIES A CONVERTIBLE PREFERRED STOCK DESIGNATIONS

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Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "GENERAL ENTERTAINMENT VENTURES, INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MARCH, A.D. 2021, AT 11:12 O`CLOCK A.M.

/s/ Jeffrey W. Bullock, Secretary of State

5739588 8100	Authentication: 202864606
SR# 20211706548	Date: 03-31-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

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                  State of Delaware
                  Secretary of State
             Division of Corporations
         Delivered 11:12 AM 03/31/2021
          FILED 11:12 AM 03/31/2021
SR 20211117334 - File Number 5739588

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
A STOCK CORPORATION

The undersigned Incorporator, desiring to form a corporation under pursuant to the General Corporation Law of the State of Delaware, hereby certifies as follows:

1.	The name of the Corporation is

General Entertainment Ventures Inc.

2.	The Registered Office of the corporation in the State of Delaware is located at

1675 South State St., Ste B (street),

in the City of Dover , County of Kent

Zip Code 19901 . The name of the Registered Agent at such address upon whom process against this corporation may be served is Capitol Services, Inc.

3.	The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.	The total amount of stock this corporation is authorized to issue is 1,000,000,000 shares (number of authorized shares) with a par value of $ 0.0001 per share.

5.	The name and mailing address of the incorporator are as follows: Name Anthony F. Newton Mailing Address 16730 Creek Bend Drive, Sugar Land, Texas, Zip Code 77478

By:	/s/ Anthony F. Newtonr
Incorporatorr

Name:	Anthony F. Newtonr
Print or Type

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Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "GENERAL ENTERTAINMENT VENTURES, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF MAY, A.D. 2021, AT 12:32 O`CLOCK P.M.

/s/ Jeffrey W. Bullock, Secretary of State

5739588 8100	Authentication: 203144079
SR# 20211624533	Date: 05-06-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

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CERTIFICATE OF DESIGNATION AND PREFERENCES
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF

GENERAL ENTERTAINMENT VENTURES INC.

WHEREAS, pursuant to and in accordance with Section 151 of the Delaware General Corporate Law ("DGCL"), General Entertainment Ventures Inc., a Delaware corporation (the "Corporation"), does hereby certify that, pursuant to the authority conferred on the Board of Directors by the Certificate of Incorporation of the Corporation, and pursuant and in accordance with the applicable provisions of the DGCL, said Board of Directors, pursuant to the Unanimous Written Consent of the Board dated March 31, 2021, duly adopted resolutions providing for the authorization and issuance of Ten Million (10,000,000) shares of Series A Convertible Preferred Stock; and

WHEREAS, the resolutions applicable to the Series A Convertible Preferred Stock, which set forth the amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of the Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Articles of Incorporation, the Series A Convertible Preferred Stock of the Corporation be, and it hereby is, authorized and created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Of the authorized but unissued shares of the capital stock of the Corporation, there is hereby established the following series of the authorized preferred stock of this Corporation having a par value of $0.0001 per share, which series shall be designated as "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), consisting of Ten Million (10,000,000) shares. The Series A Preferred Stock shall have the following dividend rights, dividend rates, voting rights, conversion rights, rights and terms of redemption, redemption prices and liquidation preferences.

1.       Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified.

Board of Directors. The term "Board of Directors" shall mean the Board of Directors of this Corporation and, to the extent permitted by law, any committee of such Board of Directors authorized to exercise the powers of such Board of Directors.

Common Stock. The term "Common Stock" shall mean all shares now or hereafter authorized of any class of common stock of this Corporation and any other stock of this Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred shares) to participate in the distribution of the assets and earnings of this Corporation without limit as to per share amount.

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:32 PM 05/06/2021

 FILED 12:32 PM 05/06/2021

SR 20211624533 - File Number 5739588

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Issue Date. The term "Issue Date" shall mean the date that each share of Preferred Stock is issued to a holder by the Corporation.

Junior Stock. The term "Junior Stock" shall mean Common Stock, and any other class or series of stock of the Corporation authorized after the Issue Date not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock, shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

Parity Stock. The term "Parity Stock" shall mean for purposes of Section 3 below, any class or series of stock of the Corporation authorized after the Issue Date entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series A Preferred Stock.

Senior Stock. The term "Senior Stock" shall mean any class or series of stock of the Corporation authorized after the Issue Date ranking senior to the Series A Preferred Stock in respect of the right to receive payment of dividends, and for purposes of Section 3 below, shall also mean any class or series of stock of the Corporation authorized after the Issue Date ranking senior to the Series A Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

Series A Liquidation Price. The term "Series A Liquidation Price" shall mean an amount equal to $.001 per share of Series A Preferred Stock.

2.          Dividends. The Series A Preferred Stock is not entitled to receive dividends.

3.           Distributions Upon Liquidation. Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series A Preferred Stock shall be entitled to be paid the Series A Liquidation Price of all outstanding shares of Series A Preferred Stock, as of the date of such liquidation or dissolution or such other winding up, and no more, in cash or in property taken at its fair value as determined by the Board of Directors of the Corporation, or both, at the election of the Board of Directors. If payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of all or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

4.       Convertibility.

(a)             Conversion of Preferred Stock. When the Articles of Incorporation of the Corporation shall have been amended to provide for sufficient additional shares of authorized Common Stock to allow such conversion, the holders of the Series A Preferred Stock shall have the right to convert their Series A Preferred Stock into fully paid and nonassessable shares (subject to adjustment as herein provided in Section 4) of Common Stock of the Corporation at a conversion rate (the "Series A Conversion Rate") of one thousand (1,000) shares of Common Stock for each share of Series A Preferred Stock.

(b)             Certification of Shares. As soon as practicable after the conversion of the Series A Preferred Stock into Common Stock, the Corporation shall issue and shall deliver at the office of the holder of the Series A Preferred Stock (or such other address of which the holder of such shares shall provide to the Corporation) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of the Series A Preferred Stock.

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(c)             Survival of Conversion Right. In case of any other reorganization of the Corporation (or any other corporation the stock or other securities of which are at the time deliverable on the conversion of the shares) after the date of issuance of the shares, or in case, after such date, the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, then and in each such case the holder(s) of the shares, upon the conversion thereof, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive the stock or other securities or property to which such holder(s) would have been entitled upon such consummation if such holder(s) had converted the Shares immediately prior thereto, all subject to further adjustments as provided herein; in each such case all the terms of this Section 4 (including this Directors' Resolution) shall be applicable to the shares of stock or other securities or property receivable upon the conversion of the shares after such consummation.

(d)             Covenant regarding Conversion Right. The Corporation will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the shares (including this Directors' Resolution), but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holder(s) of shares against dilution or other impairment. Without limiting the generality of the foregoing, as a condition precedent to the taking of any action which would cause the then aggregate par value of the shares of Common Stock issuable upon conversion of the then outstanding shares to be below the aggregate par value of the shares of Common Stock issuable upon conversion, the Corporation will take such corporate action as may be necessary in order that it may at all times validly and legally issue fully paid and nonassessable shares of Common Stock upon conversion of the shares. If in any case a state of facts occurs wherein in the opinion of the Board of Directors the other provisions of this Section 4 are not strictly applicable, or, if strictly applicable, would not fairly protect the conversion rights of the holders of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment consistent with such essential intent and principles so as to protect such conversion rights as aforesaid.

(e)       Adjustment of the Conversion Rate.

(1)             In case additional shares of Common Stock are issued as a dividend, stock split or other distribution on the Common Stock without the payment to the Corporation of any consideration, the Series A Conversion Rate in effect at the opening of business on the date of the issuance of such dividend, stock split or distribution (the "Issuance Date") shall be adjusted by multiplying each of the Series A Conversion Rate by a fraction the numerator of which shall be the sum of (i) such number of shares outstanding at the close of business immediately prior to the Issuance Date, and (ii) the number of shares constituting such dividend, stock split or other distribution, such reduction to become effective immediately after the opening of business on the Issuance Date for such dividend or distribution and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business immediately prior to the Issuance Date. For the purposes of this Section 4(e)(1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

(2)             In case the outstanding shares of Common Stock are reduced by a reverse stock split or similar arrangement (but not the repurchase of shares of Common Stock by the Corporation) without the payment by the Corporation of any consideration (the "Interest Reduction"), the Series A Conversion Rate in effect at the opening of business on the Issuance Date shall be adjusted by dividing the Series A Conversion Rate by the quotient of the number of shares of Common Stock outstanding at the close of business immediately prior to the Issuance Date divided by the number of shares of Common Stock which will be outstanding after the Interest Reduction. For the purposes of this Section 4(e)(2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

(f)        Notice of Adjusted Conversion Rate. Whenever the Series A Conversion Rate are adjusted as herein provided the Corporation shall compute the adjusted Series A Conversion Rate in accordance with Section 4(e) above and shall prepare a certificate signed by the Treasurer or an Assistant Treasurer of the Corporation setting forth the adjusted Series A Conversion Rate and the effective date thereof and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall be delivered to the preferred shareholder as soon as practicable but no later than 30 days after the effective date thereof.

(g)       Reservation of Common Stock. The Corporation will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the shares, such shares of Common Stock and other stock, securities and property as from time to time shall be issuable upon the exercise of the shares at the time outstanding.

5.       Method of Conversion.

(a)        Conversion. Immediately following the amendment of the Corporation's Articles of Incorporation to increase the number of authorized shares of Common Stock, each holder of shares of Series A Preferred Stock shall have the right to convert such shares to the number of shares of Common Stock as determined by Series A Conversion Rate in effect at the time of conversion. The holder of the Series A Preferred Stock may exercise such right by delivering written notice to the Corporation.

(b)        Manner of Effectuating Conversion. In order to receive new shares of Common Stock following the exercise of such conversion right, each preferred stockholder shall surrender the original stock certificates representing his or her preferred stock in the Corporation at the office of the Corporation.

On the day (the "Conversion Date") the preferred shareholder's preferred stock is surrendered for conversion and received by the Corporation, all in accordance with the foregoing provisions, and at such time the Corporation shall issue a certificate or certificates representing preferred shareholder's converted Common Stock and the preferred shareholder shall be treated for all purposes as the record holder of the number of shares of Common Stock, for which number of shares of preferred stock have been converted at such time; provided, however, that any such conversion on any date when the stock transfer books of the Corporation shall be closed shall be effective for all purposes at the opening of business on the next succeeding day on which such stock transfer book is open.

6.       Redemption. The Series A Preferred Stock may not be redeemed by the Corporation without the consent of the Series A Preferred Shareholders.

7.       Voting Rights. The holders of the issued and outstanding shares of Series A Preferred Stock shall have one thousand (1,000) votes for each share of Series A Preferred Stock.

8.       Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth herein. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

9.       Headings of Subdivision. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

10.       Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth herein which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

11.       Status of Reacquired Shares. Shares of Series A Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of Series A Preferred Stock, issuable in series undesignated as to series and may be redesignated and reissued.

This Certificate of Designation has been duly adopted by the Corporation by all necessary action by the Corporation.

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IN WITNESS WHEREOF, US Highland, Inc. has caused this certificate to be duly executed as of this 10th day of April, 2021.

GENERAL ENTERTAINMENT VENTURES INC. By: /s/ Jason Tucker Name: Jason Tucker Title: President

[SIGNATURE PAGE TO NEWCO GEVI SERIES A DESIGNATION]

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